EXHIBIT 5

                               ROBERT BRANTL, ESQ.
                               322 Fourth Street
                               Brooklyn, NY 11215
                                  718-768-6045



June 8, 2005




Headliners Entertainment Group, Inc.
501 Bloomfield Avenue
Montclair, NJ 07042

Gentlemen:

I am submitting this letter to be filed as an exhibit to the Registration Statement on Form SB-2 that Headliners Entertainment Group, Inc.
proposes to file with the Securities and Exchange Commission registering 75,877,662 shares of common stock for resale by the selling shareholders.

I am of the opinion that all corporate proceedings have been taken so that the shares, if and when sold by the selling shareholders, will be legally issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above and to the reference to me under the heading "Legal Matters" in the prospectus.

                                       Yours,

                                       /s/ Robert Brantl
                                       --------------------
                                       Robert Brantl